Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-216476, 333-219088 and 333-221291 on Form S-3, and Registration Statement Nos. 033-62705, 333-02733, 333-09167, 333-18391, 333-25587, 333-49725, 333-78173, 333-85094, 333-87529, 333-95795, 333-110332, 333-124257, 333-130566, 333-130570, 333-143916, 333-149989, 333-149993, 333-156027, 333-163805, 333-189578, 333-189579, 333-189580, 333-189581, 333-195768, 333-202364, 333-202366, 333-203952, 333-226041, 333-226039, 333-223265 and 333-223264 on Form S-8 of our report dated February 28, 2019, relating to the consolidated financial statements of Dominion Energy, Inc. and subsidiaries appearing in this Current Report on Form 8-K.

We consent to the incorporation by reference in Registration Statement No. 333-219085 on Form S-3 of our report dated February 28, 2019, relating to the consolidated financial statements of Virginia Electric and Power Company (a wholly-owned subsidiary of Dominion Energy, Inc.) and subsidiaries, appearing in this Current Report on Form 8-K.

/s/ Deloitte & Touche LLP

Richmond, Virginia

November 18, 2019